UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index   Definitions

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information set forth in Item 7.01 below is incorporated by reference in this Item 2.02 as if fully set forth herein.

ITEM 7.01 — REGULATION FD DISCLOSURE

On May 17, 2007, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended March 31, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Index   Definitions

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 and CCAA cases, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our PPAs and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report and our 2006 Form 10-K. You should also carefully review other reports that we file with the SEC, including without limitation our 2006 Form 10-K and Form 10-Q for the quarterly period ended March 31, 2007. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended March 31, 2007.

Index   Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer

Date: May 17, 2007

Index   Definitions

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended March 31, 2007.

Index   Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM MARCH 1, 2007, TO MARCH 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$442

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN MILLIONS):	$(216)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer
DATE: May 17, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007
Acadia PP	Acadia Power Partners, LLC
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court
Calgary Energy Centre	Calgary Energy Centre Limited Partnership
CalGen	Calpine Generating Company, LLC
CalGen First Lien Debt

Collectively, $235,000,000 First Priority Secured Floating Rate Notes Due 2009, issued by CalGen and CalGen Finance; $600,000,000 First Priority Secured Institutional Term Loans Due 2009, issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans

$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt

Collectively, $640,000,000 Second Priority Secured Floating Rate Notes Due 2010, issued by CalGen and CalGen Finance; and $100,000,000 Second Priority Secured Institutional Term Loans Due 2010 issued by CalGen

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt
CalGen Third Lien Debt

Collectively, $680,000,000 Third Priority Secured Floating Rate Notes Due 2011, issued by CalGen and CalGen Finance; and $150,000,000 11 1/2% Third Priority Secured Notes Due 2011, each issued by CalGen and CalGen Finance

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors
Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Index

Abbreviation	Definition
Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CES	Calpine Energy Services, L.P.
CES-Canada	Calpine Energy Services Canada Partnership
Chapter 11	Chapter 11 of the Bankruptcy Code
Cleco	Cleco Corp.
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
DIP	Debtor-in-possession
DIP Order	Order of the U.S. Bankruptcy Court dated March 12, 2007, approving the DIP Facility
DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

EITF	Emerging Issues Task Force
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
GAAP	Generally accepted accounting principles
IRS	U.S. Internal Revenue Service
LSTC	Liabilities subject to compromise
MW	Megawatt(s)
NOL	Net operating loss
Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

Index

Abbreviation	Definition
Original DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

Petition Date	December 20, 2005
PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

PSM	Power Systems Manufacturing, LLC
SDNY Court	U.S. District Court for the Southern District of New York
SEC	U.S. Securities and Exchange Commission
Second Priority Debt	Collectively, the Second Priority Notes and Second Priority Term Loans Due 2007
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

Second Priority Term Loans	Calpine Corporation’s Senior Secured Term Loans Due 2007
Securities Act	U.S. Securities Act of 1933, as amended
SFAS	Statement of Financial Accounting Standards
SOP	Statement of Position
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the period from March 1, 2007, through March 31, 2007

Revenue:
Electricity and steam revenue	$404
Sales of purchased power and gas for hedging and optimization	150
Mark-to-market activities, net	(37)
Other revenue	18
Total revenue	535
Cost of revenue:
Plant operating expense	70
Purchased power and gas expense for hedging and optimization	140
Fuel expense	281
Depreciation and amortization expense	40
Operating plant impairments	—
Operating lease expense	5
Other cost of revenue	15
Total cost of revenue	551
Gross profit (loss)	(16)
Equipment, development project and other impairments	2
Sales, general and administrative expense	12
Other operating expenses	—
Income (loss) from operations	(30)
Interest expense	101
Interest (income)	(7)
Minority interest expense	—
Other (income) expense, net	(4)
Income (loss) before reorganization items and provision (benefit) for income taxes	(120)
Reorganization items	111
Income (loss) before provision (benefit) for income taxes	(231)
Provision (benefit) for income taxes	(15)
Net income (loss)	$(216)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

March 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,505
Accounts receivable, net	742
Inventories	103
Margin deposits and other prepaid expense	502
Restricted cash, current	301
Current derivative assets	220
Other current assets	80
Total current assets	3,453
Property, plant and equipment, net	13,419
Restricted cash, net of current portion	192
Investments	167
Long-term derivative assets	340
Other assets	1,023
Total assets	$18,594
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$566
Accrued interest payable	219
Debt, current	5,000
Current derivative liabilities	354
Income taxes payable	36
Other current liabilities	333
Total current liabilities	6,508
Debt, net of current portion	3,123
Deferred income taxes, net of current portion	601
Long-term derivative liabilities	479
Long-term liabilities	301
Total liabilities not subject to compromise	11,012
Liabilities subject to compromise	14,930
Minority interests	269
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,268
Additional paid-in capital, loaned shares	117
Additional paid-in capital, returnable shares	(117)
Accumulated deficit	(10,837)
Accumulated other comprehensive loss	(49)
Total stockholders’ deficit	(7,617)
Total liabilities and stockholders’ deficit	$18,594

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from March 1, 2007, through March 31, 2007

1.  Chapter 11 closures

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. In addition, on April 12, 2007, the U.S. Bankruptcy Court approved proposed language for a general “court-to-court” protocol governing relations between it and the Canadian Court, but conditioned effectiveness of the language on approval by both Bankruptcy Courts of a “claims specific” protocol detailing how certain disputed matters will be resolved. The protocol is intended to improve the administration of the cases by, among other things, preventing conflicting determinations (and resulting delays or litigations) with respect to claims asserted in both the U.S. and Canadian cases.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, pursuant to automatic stay provisions under the Bankruptcy Code and orders (which currently extend through July 20, 2007) granted by the Canadian Court, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to complete and obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of the DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

On March 29, 2007, we completed the refinancing of our Original DIP Facility with our new $5.0 billion DIP Facility, and effectuated the repayment of approximately $2.5 billion of outstanding CalGen Secured Debt primarily with borrowings under the DIP Facility. The DIP Facility may be increased from $5.0 billion to $7.0 billion under certain circumstances, and may be converted to our exit financing once we have confirmed a plan or plans of reorganization. See Note 6 for further discussion of the DIP Facility and repayment of the CalGen Secured Debt.

Under the Bankruptcy Code, we have the exclusive right until June 20, 2007, to file a plan or plans of reorganization and the exclusive right until August 20, 2007, to solicit acceptance thereof, in each case allowing for the maximum period of time provided by the Bankruptcy Code. The U.S. Bankruptcy Court has the power to terminate these periods prior to June 20, 2007, and August 20, 2007, respectively, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures.

Index   Definitions

On March 22, 2007, we completed the sale of substantially all of the assets of PSM, a designer, manufacturer and marketer of turbine and combustion components, to Alstom Power Inc. for approximately $242 million, plus the assumption by Alstom Power Inc. of certain liabilities. In connection with the sale, we entered into a parts supply and development agreement with PSM whereby we have committed to purchase turbine parts and other services totaling approximately $200 million over a five-year period. We have determined that the sale of PSM does not meet the criteria for discontinued operations due to our continuing involvement through the parts supply and development agreement; therefore, the results of operations for all periods prior to sale are included in our continuing operations. Additionally, we recorded a pre-tax gain of $135 million during March 2007 as the risks and other incidents of ownership were transferred to Alstom Power Inc.

On April 23, 2007, we entered into a purchase agreement with Cleco to sell our 50% ownership interest in Acadia PP, the owner of the Acadia Energy Center, a 1,212-MW natural gas-fired facility located near Eunice, Louisiana, for approximately $60 million. The sale price reflects the payment of $85 million in priority distributions due to Cleco in accordance with the limited liability company agreement of Acadia PP. The sale is subject to U.S. Bankruptcy Court approval of an auction process in which qualified bidders can make competing offers. Closing of the transaction is subject to certain additional conditions including receipt of any regulatory approvals. In connection with the proposed sale, we also entered into a settlement agreement with Cleco under which Cleco will receive an allowed unsecured claim against us in the amount of $85 million as a result of the rejection by CES of two long-term PPAs for the output of the Acadia Energy Center and our guarantee of those agreements. The auction process, sale and settlement agreement are subject to U.S. Bankruptcy Court approval. The expected sale and settlement agreement could result in reorganization items consisting of impairment charges and a provision for expected allowed claims totaling approximately $200 million, subject to adjustment for the results of the auction process.

Otay Mesa Energy Center, LLC Project Financing — On May 3, 2007, OMEC entered into a non-recourse project finance facility of $377 million to finance the construction of the Otay Mesa Energy Center, a 596-MW natural gas-fired power plant located in southern San Diego County, California. The project finance facility is structured as a construction loan, converting to a term loan upon commercial operation of the plant, and matures in April 2019. OMEC will also enter into a letter of credit facility to support certain project obligations. The facility is initially priced at LIBOR plus 1.5%. OMEC will be required to enter into interest rate swap agreements for at least 90% of the construction loan and 100% of the term loan through the maturity date.

We have also entered into a ground sublease and easement agreement with SDG&E which, among other things, provides for a put option by OMEC to sell, and a call option by SDG&E to buy, the facility on the tenth anniversary of the commercial operation date, or upon earlier termination of the PPA, at predetermined prices subject to certain adjustments based on performance of the facility.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and gains on the sale of assets related to our restructuring activities. Our restructuring activities will likely result in additional charges for expected allowed claims, asset impairments and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant items within this category for the month ended March 31, 2007 (in millions).

Index   Definitions

Provision for expected allowed claims(1)	$38
Professional fees	16
Gains on asset sales, net of equipment impairments	(122)
DIP Facility financing and CalGen Secured Debt repayment costs	160
Interest (income) on accumulated cash	(3)
Other(2)	22
Total reorganization items	$111

__________

(1)	Represents our estimate of the expected allowed claims related primarily to guarantees of subsidiary obligations and the rejection or repudiation of leases and other executory contracts.
(2)

Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at March 31, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$6,002
Second Priority Debt(2)	3,672
Unsecured senior notes	1,880
Convertible notes	1,824
Notes payable and other liabilities – related party	1,078
Accounts payable and accrued liabilities	474
Total liabilities subject to compromise	$14,930

__________

(1)

A significant portion of the provision for expected allowed claims represents our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian subsidiaries. Some of the guarantee exposures are redundant; however, we determined the duplicative guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims. Additionally, the provision for expected allowed claims includes estimates of claim amounts resulting from the rejection or repudiation of leases and other executory contracts.

(2)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Canadian Claims Settlement Agreements — In April 2007, we reached a preliminary settlement with an ad hoc committee of bondholders related to Calpine Corporation guarantees of bonds issued by one of our Canadian subsidiaries which, if approved by the Bankruptcy Courts and consummated, may allow us to reduce the provision for expected allowed claims in LSTC relating thereto by approximately $700 million. Also, in May 2007, we reached a preliminary settlement with certain of our Canadian subsidiaries that are applicants in the CCAA proceedings pending in Canada which, if approved by the Bankruptcy Courts, would resolve virtually all major cross-border disputes among the parties. Both settlement agreements are subject to execution of definitive documentation and, in addition to approval of the Bankruptcy Courts, are subject to approval by our board of directors and certain creditors.

Index   Definitions

2.  Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis. See Schedule VIII for the Consolidated Statement of Cash Flows for the three months ended March 31, 2007.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market loss of $37 million in March 2007, there was a $44 million unrealized loss, and we had a realized gain of $7 million. The realized gain included a non-cash gain of approximately $2 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K for a summary of the accounting policies that we believe are significant to us.

Index   Definitions

4.  Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement 109.” FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We adopted FIN 48 on January 1, 2007, as required. As of this date, we had an accrued liability of approximately $153 million related to uncertain tax positions, primarily related to federal, state and withholding taxes. Also included are estimated interest and penalties that we record to income tax expense. However, due to our ongoing Chapter 11 cases, some portion of this accrued amount may not be paid until we emerge from Chapter 11. There was no effect on the January 1, 2007, accumulated deficit balance as a result of the adoption of FIN 48. However, as a result of the adoption of FIN 48, we reduced our deferred tax assets by approximately $106 million. The decrease in the deferred tax assets was offset by an equal reduction in the related valuation allowance. In addition, future changes in the accrued liability for uncertain tax positions are not expected to impact our effective tax rate due to the existence of the valuation allowances.

The IRS completed its field examination of our U.S. income tax returns for the 1999 through 2002 tax years. The Joint Committee on Taxation is currently reviewing the examination report and we expect the audit to be concluded during 2007. At that time, the 1999 through 2002 tax years will be effectively closed. We do not believe the examination will result in a material impact on our Consolidated Condensed Financial Statements. The 2003 through 2006 tax years are still subject to IRS examination. Due to significant NOLs incurred in these years, any IRS adjustment of these returns would likely result in a reduction of the deferred tax assets already subject to valuation allowances rather than a cash payment of taxes.

We are currently under examination in various states in which we operate. We anticipate that any state tax assessment will not have a material impact on our Consolidated Condensed Financial Statements. Following the deconsolidation of our Canadian and other foreign subsidiaries as of the Petition Date, we do not expect to incur any additional foreign tax liability.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected reported in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

Index   Definitions

5.  Cash and Cash Equivalents, Restricted Cash and Commodity Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At March 31, 2007, $199 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet and Statements of Cash Flows.

The table below represents the components of our consolidated restricted cash as of March 31, 2007, (in millions):

	Current	Non-Current	Total
Debt service	$73	$114	$187
Rent reserve	19	—	19
Construction/major maintenance	84	30	114
Security/project reserves	70	32	102
Collateralized letters of credit and other credit support	20	—	20
Other	35	16	51
Total	$301	$192	$493

Of our restricted cash at March 31, 2007, $266 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$123
Gilroy Energy Center, LLC	29
Rocky Mountain Energy Center, LLC	29
Riverside Energy Center, LLC	40
Calpine King City Cogen, LLC	28
Metcalf Energy Center, LLC	13
Power Contract Financing III, LLC	4
$266

Commodity Margin Deposits — As of March 31, 2007, to support commodity transactions, we had margin deposits with third parties of $334 million; we had a gas and power prepayment balance of $117 million; and had no letters of credit outstanding. Counterparties had deposited with us $7 million as margin deposits at March 31, 2007. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

On March 29, 2007, we completed the refinancing of the Original DIP Facility with our new $5.0 billion DIP Facility. The DIP Facility consists of a $4.0 billion senior secured term loan and a $1.0 billion senior secured revolving credit facility

Index   Definitions

together with an uncommitted term loan facility that permits us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. In addition, under the DIP Facility, the U.S. Debtors have the ability to provide liens to counterparties to secure potential indebtedness arising from commodity and hedging agreements. The DIP Facility is priced at LIBOR plus 2.25% or base rate plus 1.25% and matures on the earlier of the effective date of a confirmed plan or plans of reorganization or March 29, 2009. We have the option to convert the DIP Facility into our exit financing, provided certain conditions are met, which would extend the maturity date to March 29, 2014. We expect the effective date of our plan or plans of reorganization will be within the next twelve months; therefore, borrowings under the DIP Facility are classified as current at March 31, 2007. In addition to refinancing the Original DIP Facility, borrowings under the DIP Facility were applied on March 29, 2007, to the repayment of the $2.5 billion outstanding principal amount of CalGen Secured Debt (see “ — Repayment of CalGen Secured Debt” below). In connection with the DIP Facility, we incurred transaction costs of $52 million which are included in reorganization items.

The DIP Facility contains restrictions on the U.S. Debtors, including limiting their ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets or use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

Our ability to utilize the DIP Facility is subject to the DIP Order. Subject to the exceptions set forth in the DIP Order, the obligations of the U.S. Debtors under the DIP Facility are secured by (i) an allowed administrative expense claim in each of the loan parties’ Chapter 11 cases, (ii) a perfected first priority lien on, and security interest in, all present and after-acquired property of the U.S. Debtors not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance actions), (iii) a perfected junior lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected and (iv) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order.

As of March 31, 2007, there was $4.0 billion outstanding under the term loan facility, nothing outstanding under the revolving credit facility, and $98 million of letters of credit were issued against the revolving credit facility.

Repayment of CalGen Secured Debt — On March 29, 2007, we repaid the approximately $2.5 billion outstanding principal amount of CalGen Secured Debt, primarily with borrowings under the DIP Facility term loan facility plus approximately $224 million of cash on hand at CalGen. To effectuate the repayment of the CalGen Secured Debt, the U.S. Debtors requested that the U.S. Bankruptcy Court allow the U.S. Debtors’ limited objection to claims filed by the holders of the CalGen Secured Debt. The U.S. Bankruptcy Court granted the U.S. Debtors’ limited objection in part, finding that the CalGen Secured Debt lenders were not entitled to a secured claim for a prepayment premium under the CalGen loan documents. However, the U.S. Bankruptcy Court granted the CalGen Secured Debt lenders an unsecured claim for damages. Specifically, the U.S. Bankruptcy Court held that (i) the holders of the CalGen First Lien Debt are entitled to an unsecured claim for damages in the amount of 2.5% of the outstanding principal, (ii) the holders of the CalGen Second Lien Debt are entitled to an unsecured claim for damages in the amount of 3.5% of the outstanding principal, and (iii) the holders of the CalGen Third Lien Debt are entitled to an unsecured claim for damages in the amount of 3.5% of the outstanding principal. As a result of the DIP Order and repayment of CalGen Secured Debt, we incurred charges of $32 million to write off the remaining unamortized discount and deferred financing costs and recorded $76 million as our estimate of the expected allowed claims resulting from the unsecured claims for damages granted to the holders of the CalGen Secured Debt. These charges are included in reorganization items on our Consolidated Condensed Statement of Operations for the month ended March 31, 2007. Both we and the holders of the CalGen Secured Debt have filed notices of appeal to the SDNY Court seeking review of the DIP Order. Although the CalGen Secured Debt lenders are also seeking interest on their claims at the default rate, the U.S. Bankruptcy Court concluded that a decision on default interest would be premature at this time. Accordingly, we have not accrued any default interest for the CalGen Secured Debt as of March 31, 2007. Under the CalGen Secured Debt agreements, the lenders could receive additional default interest of 1% on the CalGen Notes and 2% on the CalGen Term Loans from December 21, 2005, through March 29, 2007.

Index   Definitions

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

March 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,385	$120	$—	$1,505
Accounts receivable, net	37,673	2,517	(39,448)	742
Inventories	76	27	—	103
Margin deposits and other prepaid expense	472	41	(11)	502
Restricted cash, current	90	211	—	301
Current derivative assets	183	37	—	220
Other current assets	895	55	(870)	80
Total current assets	40,774	3,008	(40,329)	3,453
Property, plant and equipment, net	7,452	5,967	—	13,419
Restricted cash, net of current portion	45	147	—	192
Investments	9,418	9,768	(19,019)	167
Long-term derivative assets	275	65	—	340
Other assets	5,562	598	(5,137)	1,023
Total assets	$63,526	$19,553	$(64,485)	$18,594
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$637	$1,587	$(1,658)	$566
Accrued interest payable	393	45	(219)	219
Debt, current	5,040	675	(715)	5,000
Current derivative liabilities	275	79	—	354
Income taxes payable, current	36	—	—	36
Other current liabilities	261	82	(10)	333
Total current liabilities	6,642	2,468	(2,602)	6,508
Debt, net of current portion	4,870	4,645	(6,392)	3,123
Deferred income taxes, net of current portion	359	242	—	601
Long-term derivative liabilities	385	94	—	479
Long-term liabilities	219	93	(11)	301
Total liabilities not subject to compromise	12,475	7,542	(9,005)	11,012
Liabilities subject to compromise	51,596	—	(36,666)	14,930
Minority interests	—	—	269	269
Stockholders’ equity (deficit):
Common stock	32	5	(36)	1
Additional paid-in capital	24,779	10,926	(32,437)	3,268
Accumulated equity (deficit)	(25,311)	1,084	13,390	(10,837)
Accumulated other comprehensive loss	(45)	(4)	—	(49)
Total stockholders’ equity (deficit)	(545)	12,011	(19,083)	(7,617)
Total liabilities and stockholders’ equity (deficit)	$63,526	$19,553	$(64,485)	$18,594

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the Period from March 1, 2007 through March 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$577	$132	$(305)	$404
Sales of purchased power and gas for hedging and optimization	467	7	(324)	150
Mark-to-market activities, net	(34)	(3)	—	(37)
Other revenue	62	—	(44)	18
Total revenue	1,072	136	(673)	535
Cost of revenue:
Plant operating expense	389	16	(335)	70
Purchased power and gas expense for hedging and optimization	107	45	(12)	140
Fuel expense	563	44	(326)	281
Depreciation and amortization expense	23	17	—	40
Operating plant impairments	—	—	—	—
Operating lease expense	5	—	—	5
Other cost of revenue	10	5	—	15
Total cost of revenue	1,097	127	(673)	551
Gross profit (loss)	(25)	9	—	(16)
Equipment, development project and other impairments	2	—	—	2
Sales, general and administrative expense	9	3	—	12
Other operating expenses	804	14	(818)	—
Income (loss) from operations	(840)	(8)	818	(30)
Interest expense	71	33	(3)	101
Interest (income)	(7)	(3)	3	(7)
Minority interest expense	—	—	—	—
Other (income) expense, net	22	(26)	—	(4)
Income (loss) before reorganization items and provision (benefit) for income taxes	(926)	(12)	818	(120)
Reorganization items	107	4	—	111
Income (loss) before provision (benefit) for income taxes	(1,033)	(16)	818	(231)
Provision (benefit) for income taxes	(9)	(6)	—	(15)
Net income (loss)	$(1,024)	$(10)	$818	$(216)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from March 1, 2007 through March 31, 2007

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$19,284	$5,164	$1,231

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on March 2, 2007, March 9, 2007, March 16, 2007, March 23, 2007, and March 30, 2007.

Index   Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from March 1, 2007, through March 31, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$(8,486)	$—
State and local taxes:
Property	5,067	2,259
Sales and use	(992)	1,172
Franchise	658	658
Other	20	20
Total state and local taxes	4,753	4,109
Total taxes	$(3,733)	$4,109

Index   Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DISBURSEMENTS BY DEBTOR

For the Month Ended March 31, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	10,355
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	1,572
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	(7,810,232)
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	885,604
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	47,564
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	(1,196,946)
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	10,526
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	4,003,105
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	40,010
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Calistoga Holdings, LLC	05-60377-BRL	$—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,819,651
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	154,896
Calpine Corporation	05-60200-BRL	39,262,923
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	574,414
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	315,709,037
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	1,860,968
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	99,779
Calpine Global Services Company, Inc.	05-60246-BRL	—
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	698,157
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	8,064
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Power GP, LLC	06-10030-BRL	$—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	2,501
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	120,209
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	2,011,269
Calpine Operating Services Company, Inc.	05-60322-BRL	36,861,706
Calpine Operations Management Company, Inc.	05-60206-BRL	110
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	25,543
Calpine Pittsburg, LLC	05-60307-BRL	3,144
Calpine Power Company	05-60202-BRL	46,048
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	5,660
Calpine Power Services, Inc.	05-60323-BRL	254,540
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	519,104
Calpine PowerAmerica-CA, LLC	05-60213-BRL	100,082
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica-NH, LLC	06-10032-BRL	$—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	9,217,999
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	3,309
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	12,768
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	(12,601)
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	(6,317,400)
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	74,540
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	3,019,416
Corpus Christi Cogeneration L.P.	05-60441-BRL	(3,144,367)
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	1,929
CPN Cascade, Inc.	05-60449-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
CPN Clear Lake, Inc.	05-60287-BRL	$—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	338,247
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	3,144
CPN Telephone Flat, Inc.	05-60306-BRL	3,253
Decatur Energy Center, LLC	05-60313-BRL	1,249,993
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	6,175,692
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	41
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	4,023,701
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	4,257,301
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	1,462,165
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	34,579
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	3,427,956
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	—
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	567,633
Los Medanos Energy Center LLC	05-60405-BRL	2,000,930
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	6,855
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	3,407

Index   Definitions

Legal Entity	Case Number	Disbursements
Modoc Power, Inc.	05-60346-BRL	$—
Morgan Energy Center, LLC	05-60353-BRL	597,286
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	3,239
Nissequogue Cogen Partners	05-60388-BRL	842,077
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,251,806
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	5,353,306
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	307,588
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	7,095,388
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,756,960
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	30,576
San Joaquin Valley Energy Center, LLC	05-60413-BRL	732
Silverado Geothermal Resources, Inc.	06-10198-BRL	97,473
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	2,037,473
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	3,500
Texas City Cogeneration, L.P.	05-60434-BRL	190,367
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	4,145
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	6,235

TOTAL		$442,118,004

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from March 1, 2007, through March 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.

Index   Definitions

SCHEDULE VII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the Three Months Ended March 31, 2007

Revenue:
Electricity and steam revenue	$1,275
Sales of purchased power and gas for hedging and optimization	368
Mark-to-market activities, net	(60)
Other revenue	32
Total revenue	1,615
Cost of revenue:
Plant operating expense	168
Purchased power and gas expense for hedging and optimization	323
Fuel expense	885
Depreciation and amortization expense	118
Operating plant impairments	—
Operating lease expense	11
Other cost of revenue	43
Total cost of revenue	1,548
Gross profit	67
Equipment, development project and other impairments	2
Sales, general and administrative expense	40
Other operating expense	7
Income from operations	18
Interest expense	299
Interest (income)	(17)
Minority interest expense	2
Other (income) expense, net	(1)
Loss before reorganization items and provision (benefit) for income taxes	$(265)
Reorganization items	105
Loss before provision (benefit) for income taxes	(370)
Provision (benefit) for income taxes	89
Net loss	$(459)

Index   Definitions

SCHEDULE VIII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(in millions)

For the Three Months Ended March 31, 2007

Cash flows from operating activities:
Net loss	$(459)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization(1)	143
Impairment charges	2
Deferred income taxes, net	89
Mark-to-market activities, net	60
Non-cash derivative activities	3
Reorganization items	63
Other	(4)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17)
Other assets	(151)
Accounts payable, liabilities subject to compromise and accrued expenses	86
Other liabilities	(47)
Net cash provided by (used in) operating activities	(232)
Cash flows from investing activities:
Purchases of property, plant and equipment	(25)
Disposals of property, plant and equipment	8
Advances to joint ventures	(38)
Disposal of investments, turbines and power plants	394
Cash flows from derivatives not designated as hedges	3
Decrease in restricted cash	125
Other	1
Net cash provided by (used in) investing activities	468

Index   Definitions

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS — (Continued)

(Unaudited)

(in millions)

Cash flows from financing activities:
Repayments of notes payable and lines of credit	$(88)
Borrowings from project financing	15
Repayments of project financing	(59)
Repayments on CalGen financing	(224)
DIP Facility borrowings	614
Repayments of DIP Facility	(8)
Redemptions of preferred interests	(4)
Financing costs	(53)
Other	(1)
Net cash provided by (used in) financing activities	192
Net increase in cash and cash equivalents	428
Cash and cash equivalents, beginning of period	1,077
Cash and cash equivalents, end of period	$1,505
Cash paid (received) during the period for:
Interest, net of amounts capitalized	$374
Income taxes	$1
Reorganization items included in operating activities, net of cash received	$31
Reorganization items included in investing activities, net of cash received	$(250)
Reorganization items included in financing activities, net of cash received	$52

____________

Supplemental disclosure of non-cash investing and financing activities:

DIP Facility borrowings used to extinguish the Original DIP Facility principal ($989), CalGen Secured Debt principal ($2,390), and operating liabilities ($88)	$3,386
Project financing ($159) and operating liabilities ($33) extinguished with sale of Aries Power Plant	$192
Fair value of loaned common stock returned	$28
Letter of credit draws under the CalGen Secured Debt, used for operating activities	$16
Fair value of Metcalf cooperation agreement, with offsets to notes payable ($6) and operating liabilities ($6)	$12

(1)	Includes depreciation and amortization that is also recorded in sales, general and administrative expense and interest expense.